Exhibit 99.4

FINAL TRANSCRIPT

Thomson StreetEvents℠

Event Date/Time: Nov. 16. 2011 / 1:30PM GMT

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FINAL TRANSCRIPT
Nov. 16. 2011 / 1:30PM, ANF — Q3 2011 Abercrombie & Fitch Co Earnings Conference Call
CORPORATE PARTICIPANTS
Eric Cerny
Abercrombie & Fitch Co. — Senior Manager, IR
Mike Jeffries
Abercrombie & Fitch Co. — Chairman & CEO
Jonathan Ramsden
Abercrombie & Fitch Co. — EVP & CFO
CONFERENCE CALL PARTICIPANTS
Jeff Klinefelter
Piper Jaffray — Analyst
Randy Konik
Jefferies & Co. — Analyst
Stacy Pak
Barclays Capital — Analyst
Evren Kopelman
Wells Fargo Securities — Analyst
Janet Kloppenburg
JJK Research — Analyst
Liz Dunn
Macquarie Research — Analyst
Brian Tunick
JPMorgan — Analyst
Jennifer Black
Jennifer Black & Associates — Analyst
Anna Andreeva
FBR Capital Markets — Analyst
Christine Chen
Needham & Co. — Analyst
Dana Telsey
Telsey Advisory Group — Analyst
Edward Yruma
KeyBanc Capital Markets — Analyst
Paul Lejuez
Nomura Securities — Analyst
Barbara Wyckoff
CLSA — Analyst
Michelle Tan
Goldman Sachs — Analyst
Omar Saad
ISI Group — Analyst
Kimberly Greenberger
Morgan Stanley — Analyst

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FINAL TRANSCRIPT
Nov. 16. 2011 / 1:30PM, ANF — Q3 2011 Abercrombie & Fitch Co Earnings Conference Call
Erika Maschmeyer
Robert W. Baird — Analyst
Lorraine Hutchinson
Bank of America-Merrill Lynch — Analyst
Robin Murchison
SunTrust Robinson Humphrey — Analyst
David Glick
Buckingham Research — Analyst
Jeff Black
Citi — Analyst
PRESENTATION
Operator
Good day and welcome to the Abercrombie and Fitch third-quarter earnings results conference call. Today’s conference is being recorded. (Operator Instructions). We will open the call to take your questions at the end of the presentation. We ask that you limit yourself to one question during the question-and-answer session. At this time, I would like to turn the conference over to Mr. Eric Cerny. Mr. Cerny, please go ahead, sir.
Eric Cerny — Abercrombie & Fitch Co. — Senior Manager, IR
Good morning and welcome to our third-quarter earnings call. Earlier today, we released our third-quarter sales and earnings, income statement, balance sheet, store opening and closing summary and an updated financial history. Please feel free to reference these materials available on our website. Also available on our website is an investor presentation, which we will be referring to in comments during this call. This call is being recorded and the replay may be accessed through the Internet at Abercrombie.com under the Investors section.
Before we begin, I remind you that any forward-looking statements we may make today are subject to the Safe Harbor statement found in our SEC filings. Today’s earnings call will be limited to one hour. Joining me today on the call are Mike Jeffries and the Jonathan Ramsden. We will begin the call with a few brief remarks from Mike, followed by a review of the financial performance for the quarter from Jonathan. After our prepared comments, we will be available to take your questions for as long as time permits. I will turn the call over to Mike.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman & CEO
Good morning, everyone. Thank you for joining us today. I ended my comments on our last earnings call by saying that there were greater challenges and uncertainty in the back half of the year, but that we remained confident in our strategy and in the underlying strengths of our brands.
Clearly, our results for the third quarter were impacted by some of those challenges. Equally, however, our confidence in our long-term strategy in the strength of our brands and in our ability to create long-term shareholder value, in particular through our international expansion, is unchanged.
So I would like to start this call by being very clear on two points. First, that our strategy is unchanged. Second, that our financial objectives are unchanged.

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FINAL TRANSCRIPT
Nov. 16. 2011 / 1:30PM, ANF — Q3 2011 Abercrombie & Fitch Co Earnings Conference Call
As you know, our strategic objective is to leverage the international appeal of our iconic brands to build a highly profitable, sustainable global business. This means continuing to open highly profitable stores in Europe and beyond that into Asia and other new markets. In the US, it means driving productivity back toward peak levels while closing underperforming and non-brand-right stores. In direct-to-consumer, it means investing to drive greater penetration, particularly internationally in this very profitable channel.
With that, I would like to make some specific comments on our performance during the quarter. First, our European business. While slowing somewhat during the quarter, it is very robust and healthy by any objective measure. If anyone doubts that, I strongly encourage you to visit London, Milan or Paris to see first hand what is happening in our flagship stores there. Or to visit our recently opened [Hollister] (added by company after the call) stores in Dublin, Paris, at the Wijnegem Shopping Center in Antwerp or at the Gallerian Mall in Stockholm. In each of which, we are annualizing at over $10 million.
Our London flagship remains highly profitable second only to A&F 5th Ave in overall profit contribution, but with a higher four-wall margin. The Milan and Paris flagships are not far behind and just two weeks ago, we had another very successful flagship opening in Madrid.
Just three years after we opened our first Hollister store in Europe, we now have 50 stores annualizing at well over $0.5 billion. In the UK, our most mature European market for Hollister, four-wall margins were very strong while we continued to comp positively and opened five new stores during the quarter.
We are proud of what we have accomplished in just a few short years in Europe, but more important, we are excited about the opportunity ahead of us. We are not immune to the macroeconomic environment, so we demand high profitability levels from our new stores based on conservative assumptions and this underpins our belief in the long-term sustainability of our model.
If anyone is inclined to believe that a softening of our business in Europe this quarter in the face of severe macroeconomic headwinds is a major issue for our model, frankly, I think they are missing the forest for the trees.
In Asia, we are very pleased with our first Hollister store opening in Hong Kong, which is also tracking to be over a $10 million store. We remain excited about our first openings in Mainland China during this quarter.
Turning to the US, our tourist stores also remain robust with Florida particularly strong.Within the US promotional chain stores, we have chosen to keep our focus on driving productivity and we were effective in doing that during the quarter. To do this, we chose to keep our AURs down in these stores, which, combined with double-digit AUC increases, put significant pressure on our gross margins in excess of the expense leverage we achieved. We expect that pressure to reverse in the next few quarters with trends on both AUR and AUC improving and with the benefit of additional store closures.
Turning to DTC, our strong overall growth was driven mainly by the US. Looking to 2012, we are highly focused on driving faster growth in our international business. As part of this, we have recently initiated fulfillment of European DTC sales from our third-party distribution center in the Netherlands. We continue to expect that we will drive strong profitability growth from each of these channels and improve our operating margins by growing our Home Office and other central expenses at rates well below the overall rate of sales growth.
In conclusion, I would like to reaffirm that our strategy is very much on track. We have always said that we are not immune to the macroeconomic environment, but we are very confident that the quality, commitment to standards and pursuit of excellence on which our business is based stand us in very good stead to weather external impacts to our business. I will now turn it over to Jonathan, but will be happy to take your questions later.

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FINAL TRANSCRIPT
Nov. 16. 2011 / 1:30PM, ANF — Q3 2011 Abercrombie & Fitch Co Earnings Conference Call
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
Thanks, Mike and good morning, everyone. As Mike noted a moment ago, we struck a note of caution on our Q2 earnings call with regard to macroeconomic and currency uncertainty, which, allied with the effect of pricing changes, gave us less visibility than in prior quarters. As the quarter progressed, and particularly from early September onwards, it became clear that some of these factors were affecting our business.
Our EPS for the quarter was up only slightly from last year with a reduced contribution from our US chain business offset by less of a tailwind than we had anticipated from our European business. However, our year-to-date EPS is up 86%, excluding discontinued operations and approximately in line with our original budget. In addition, as Mike indicated, there is no change to our $4.75 EPS objective for next year.
Coming back to the third quarter. Sales for the quarter increased 21% to $1.076 billion. US sales, including DTC, were up 14%; international sales were up 56%. Overall DTC sales, including shipping and handling, were up 41%. Comp store sales increased 7% across all brands; men’s and women’s comps were similar. Foreign currency changes accounted for approximately 55 basis points of the sales increase based on converting prior-year sales at current year rates. Relative to our initial budget for the quarter, FX affected sales negatively by around $6 million.
Our gross margin rate for the quarter was 60.1%, down 360 basis points from last year. This reflected significant erosion in our US chain store gross margins as we chose to keep AURs down at the same time that AUC was up significantly. Overall, AUR was approximately flat for the quarter.
Turning to operating expenses, stores and distribution expense for the quarter included store occupancy costs of $178 million, lower than our guidance, driven by changes in possession dates and foreign currency. All other stores and distribution costs represented 26.4% of sales and delevered somewhat more than expected due to lower sales. As a reminder, stores and distribution expense for the quarter included approximately $4 million of accelerated depreciation from our DC consolidation.
MG&A expense for the quarter increased 5%, better than our double-digit growth guidance, primarily due to lower incentive and equity compensation. MG&A for the quarter include total equity and incentive comp of $14.1 million versus $15.6 million last year. For the quarter, we achieved approximately 220 basis points of expense leverage.
Overall, operating income was flat for the quarter with profit growth from international stores and DTC offset by lower profits in our US chain stores and higher MG&A and other non-four-wall costs.
The tax rate for the quarter was 35.8%. On a full-year basis, we expect the rate to be around 35% or slightly below; although it remains sensitive to the US international mix. Diluted EPS for the quarter was $0.57.
Turning to the balance sheet, we ended the quarter with total inventory at cost, up 33% versus year ago or up 26%, excluding in-transit. We expect inventory to be up by a greater percentage at year-end. This includes the effect of fourth-quarter new store openings.
During the quarter, we repurchased approximately 150,000 shares at an aggregate cost of $8.8 million. We ended the quarter with $488 million in cash and equivalents compared to $593 million in cash and equivalents at the comparable point last year. This number reflects buybacks and dividends of approximately $207 million in the past 12 months and the paydown of $57 million in revolver debt; in addition to which we have eliminated substantially all outstanding letters of credit. While we took a more conservative approach on buybacks this quarter, the general parameters we have discussed in the past continue to apply going forward.
To add some color on our operating performance for the quarter, our international stores had overall four-wall margins of greater than 30%. Both our margins and return on Investment in Europe remained very strong. A&F international flagships comped negatively, but significant AUR increases protected the gross margin rates in these stores. Japan and Canada both had declines in operating income as a result of negative same-store sales with Japan down significantly.

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FINAL TRANSCRIPT
Nov. 16. 2011 / 1:30PM, ANF — Q3 2011 Abercrombie & Fitch Co Earnings Conference Call
Turning to expectations for the fourth quarter, we expect gross margin rate erosion similar to that in Q3. Some more specific guidance on fourth-quarter expense projections is included in our investor presentation. This expense guidance excludes the impact of any potential impairment charges resulting from our annual review of long-lived assets and other potential charges associated with additional store closures or other underperforming real estate.
Store occupancy costs for the fourth quarter are expected to be in the mid-$180 millions. All other stores and distribution costs are expected to be approximately flat as a percentage of sales to last year. MG&A expense for the fourth quarter is expected to be approximately flat to last year.
Our plans for store openings for the year remain in line with prior guidance. We expect to close approximately 55 to 60 US stores during the fiscal year through natural lease expirations, but the overall number of closures may increase as a result of buyouts or other early closures. We continue to expect total capital expenditures for 2011 to be approximately $350 million.
Turning to 2012, our roadmap to the $4.75 in EPS includes a similar or somewhat greater number of Hollister openings as compared to 2011, which is a rate we expect to maintain in subsequent years.
With regard to flagships, we are announcing today that we are adding Amsterdam and Munich to the list of confirmed 2012 openings. These openings are in addition to the previously announced Hamburg and Hong Kong A&F openings. We expect to confirm additional openings on our February earnings call. We will provide more detail on the components of our $4.75 objective for 2012 on our February earnings call. However, the key components are the store opening plans referenced a moment ago, the goals for US store productivity we have discussed in the past, including modest AUR increases for 2012 and sourcing cost assumptions based on our current visibility into 2012. We are not modeling in any closures beyond the natural closures I talked about a moment ago, although we are hopeful that we will derive some benefit from additional closures.
This concludes our prepared comments section of the call. We are now available to take your questions. Thank you.
QUESTION SAN DANSWERS
Operator
(Operator Instructions). Jeff Klinefelter, Piper Jaffray.
Jeff Klinefelter — Piper Jaffray — Analyst
Yes, thank you. Thanks for the detail this morning, Mike and Jonathan. My question, Mike, would be, or Mike and Jonathan, would be around Europe and maybe providing a little bit more of your thoughts on the trends by different region, by the concept between flagships and Hollisters. I mean I think that probably the number one question about this $4.75 target, in addition to the inputs you already described, Jonathan, would be what sort of assumptions about Europe would be included in that? And help us understand kind of the puts and takes and what kind of flexibility you have to navigate toward that number if Europe doesn’t trend the direction that we all hope it does?
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
Sure, Jeff. I think that’s a great question. I think, first of all, I think it was very clear from Mike’s comments and also from mine that our Hollister Europe business is in extremely good shape. We grew the top line while we were adding new stores, at least one of which — the new Stratford Mall in London — probably cannibalized a little bit from the other London stores since it is a new mall.

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FINAL TRANSCRIPT
Nov. 16. 2011 / 1:30PM, ANF — Q3 2011 Abercrombie & Fitch Co Earnings Conference Call
But we opened 19 Hollister stores during the quarter. Five of them opened right in the last week of the quarter, so it is frankly too early for us to talk about those, but of the other 14, 12 of them are running ahead of their projections and those projections are tied to that 30% four-wall margin that we have talked about.
For all of the 40 stores we expect to open this year, we expect them to average around $10 million in annualized volume based on the current run rate of those stores, which is after that stepdown that we have seen in the last couple of months in terms of the deteriorating trend in Europe.
So we feel extremely good about the Hollister business in Europe. As one of our Board members said earlier this week, it is practically gravity-defying when you look at all the other news that is coming out of Europe now, that we are continuing to actually grow the productivity of those stores. And Mike talked about Dublin where we opened a store that is doing unbelievably well in an environment that’s obviously particularly difficult in Ireland, but we are seeing that elsewhere as well.
I think if you look at the mix of stores that opened this quarter, a couple of them are in Canada, a couple of them were in the eastern part of Germany where the productivity of those stores is somewhat lower than we would see in the west of Germany. We had a couple in Spain. So the average productivity of the stores we happened to open this quarter is probably lower than the average productivity we’ve talked about over time.
But if you look at where we are today with the 50 stores we have open, we are saying they are running at over $0.5 billion with averaging over $10 million and as you’ll recall, we have said in the past that, to get to our overall goal for Hollister of $1.5 billion by 2015, those stores only need to average a little over $8 million. So we are running well ahead of that today and frankly more ahead of that than we would have thought six months ago even though we did see a softening in the last couple of months. So Hollister is in phenomenal shape.
The A&F flagships did step down too and they have been moved into negative territory. Again, I think you’ve got to put that in historical context. Those stores did phenomenally well for several years. We have always said it wouldn’t be surprising given how well many of these stores have opened that we would go through a period when there would be some negative comps. Clearly, the macro environment is very difficult in Europe. Tourism has slowed down. We have certainly seen a slowing of traffic into those flagship stores, which is indicative of a macro issue. We are continuing to dig into other potential components of that.
But again to reiterate the absolute profitability of those stores is extremely high. Our model has always been to say we are going to go out and open profitable stores based on conservative assumptions and even if we comp negatively, we still have a very profitable model and we are not going to get oversaturated, but we are going to keep moving on to new markets to drive the top line and to keep sustaining that high four-wall growth. So that was kind of a long-winded answer to your question, but I think we have covered a lot of important points.
Jeff Klinefelter — Piper Jaffray — Analyst
So, Jonathan, are you suggesting that, at this point, the run rate of Europe and the UK could essentially continue as it is into next year and that would be incorporated into your $4.75 target?
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
Well, we have a run rate for the stores that are open today, which is reflective of the current state of the business and trend of the business. For the new stores that are opening, we tend, as Mike alluded to earlier, to put somewhat conservative projections on them — well, projections we assume are conservative. So if you look at those new stores relative to the stores we have opened and the volumes we have assigned to them, those volumes are, if anything, conservative relative to the volumes of the stores we have opened today in terms of what they are actually delivering in terms of productivity.

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FINAL TRANSCRIPT
Nov. 16. 2011 / 1:30PM, ANF — Q3 2011 Abercrombie & Fitch Co Earnings Conference Call
Jeff Klinefelter — Piper Jaffray — Analyst
Okay, great. Thank you very much.
Operator
Randy Konik, Jeffries.
Randy Konik — Jefferies & Co. — Analyst
How are you guys? Quick question, did you say — just wanted to clarify — did you say that you think the AURs will start going up in the future quarters? Is that starting in the fourth quarter? Is that a total Company comment and can we give it a little clarity? Would that also be at both brands — Abercrombie and Hollister? And then if the AURs are going up, is that a reflection of any pricing strategy changes or just being less promotional? Thanks.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman & CEO
Let me kick that off. I think we have to say that central to this conversation is that we think we drove the AURs too low in US promotional stores during the third quarter. We think we left dollars on the table. This goes into our thinking about getting AUR increases go forward. Jonathan can comment about when, but we are very convinced that we were going to be able to see AUR increases.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
Randy, the comment on AUR was specific to our US chain business where, to get to those productivity goals we have talked about in the past, we are saying embedded in there for 2012 is the assumption of a modest increase in AUR in those chain stores.
Randy Konik — Jefferies & Co. — Analyst
So that would be a function of both at Abercrombie and Hollister, you expect a less promotional posture at both businesses?
Mike Jeffries — Abercrombie & Fitch Co. — Chairman & CEO
That is correct.
Randy Konik — Jefferies & Co. — Analyst
All right, thank you.
Operator
Stacy Pak, Barclays Capital.

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FINAL TRANSCRIPT
Nov. 16. 2011 / 1:30PM, ANF — Q3 2011 Abercrombie & Fitch Co Earnings Conference Call
Stacy Pak — Barclays Capital — Analyst
Good morning. So a couple questions. I guess, first of all, just on the AUC visibility, could you comment on when you see it coming down and how much? And then I guess more fundamentally, circling back to the flagships, help me understand, if the brand is so strong internationally, and I totally get the macro, why did 15% price hikes lead to negative comps in those two beautiful flagships? Is it how they opened so strong and maybe you want to compare it to New York and you don’t comp forever? Or how do we sort of think about that and how do we not come to the conclusion that those stores continue to comp negatively and the story isn’t what we thought?
Mike Jeffries — Abercrombie & Fitch Co. — Chairman & CEO
Let me start with the second part of that conversation because I think the conversation that the 15% price increases caused the decrease. I don’t know if that is true. I don’t really believe that is true. I believe what has happened to the flagships are totally a function of the macroeconomic situation. Tourism down, we see it on a day-to-day basis in those stores. Those stores are terrific, they are popular and will continue to be and you can see that, Stacy. So I can’t predict where this is going to go because I can’t predict the macroeconomic environment, but those stores are very vulnerable to what is going on in macroeconomy, tourism.
To address the first part of your question, we say that the AUCs will be coming down the second half of the year, that will start in second quarter. I can’t tell you what level that will be.
Stacy Pak — Barclays Capital — Analyst
Okay. Is there any way to quantify — I don’t know if you want to tell us what those flags are comping or the level of reduction or anything along those lines to help sort of get our arms around it.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
I think, Stacy, we have never gone into specific store level detail on that. I think the important point is that the profitability of all those stores is very strong. All three are doing four-wall margins at greater than 40% or 40% or greater. And that is really the key, that we are going to protect the profitability of those stores, but we haven’t spoken to individual stores in terms of comps in the past.
Stacy Pak — Barclays Capital — Analyst
Okay. Last thing, you are going to take prices down there in Q1 as well in the flags?
Mike Jeffries — Abercrombie & Fitch Co. — Chairman & CEO
We are looking at the prices on an item-by-item basis. I would say they will come down. I can’t tell you how significant that is going to be.
Stacy Pak — Barclays Capital — Analyst
Okay. Thanks, guys.

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FINAL TRANSCRIPT
Nov. 16. 2011 / 1:30PM, ANF — Q3 2011 Abercrombie & Fitch Co Earnings Conference Call
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
Stacy, if I could just add one comment on the AUC thing, I think one thing that has evolved over the last few months is that we now have better visibility on the back half of the year. And at one point, we certainly didn’t have visibility that we were going to be down, as Mike said, from mid-second quarter onwards and we have that visibility today based on where we are in the cycle of planning for 2012.
Stacy Pak — Barclays Capital — Analyst
Do you think it is down mid-singles, Jonathan?
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
I think, as Mike said, we can’t comment on the specifics.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman & CEO
Good try.
Stacy Pak — Barclays Capital — Analyst
All right, thanks, guys.
Operator
Evren Kopelman, Wells Fargo.
Evren Kopelman — Wells Fargo Securities — Analyst
Good morning, guys. I wanted to ask about the inventory. It is such a big swing from end of Q2 to Q3 from up 7 to up 33 and you’re talking about higher at the end of Q4. So question is are inventories higher than you would like at this point and does that have anything to do with your level of promotional cadence in the US in third quarter? You said maybe you drove AUR down a little too much in Q3. If you can share the thinking behind why maybe you did that, what was the thinking and if that had anything to do with the inventory and why inventory swung so much. Thank you.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
One thing to remind you of is that, on the last earnings call, we said that we were lower in spring carryover inventory than we would have liked to have been. So that number was a little bit artificially low at the end of the second quarter and lower than we would have liked. If you look at where we are the end of the third quarter, it is pretty close to the trend of sales, particularly when you take into account the stores that have opened later in the quarter and we have a lot more openings coming in the fourth quarter, including some big flagships. So I think overall we are pretty comfortable with where we are in inventory.
Operator
Janet Kloppenburg, JJK Research.

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FINAL TRANSCRIPT
Nov. 16. 2011 / 1:30PM, ANF — Q3 2011 Abercrombie & Fitch Co Earnings Conference Call
Janet Kloppenburg — JJK Research — Analyst
Good morning, everybody. Mike, a couple of questions about the flagships. I know that you said that you don’t think pricing is the issue. I am wondering if you think the mix of product was an issue perhaps. There was a skew to some of the higher priced cashmeres and outerwear, and if there’s any changes to that mix as we go into the fourth quarter.
And also on the flagships, is there anything you are contemplating with regard to Japan and Canada that you could do to offset some of the declines you are witnessing there?
Jonathan, if you can give us an idea about how we should be thinking about inventory on a comp store basis, that would help a lot. In other words, you are opening a lot of stores here in Q4. You opened a lot at the end of Q3. So I’d like some delineation to give us a better handle on that. Thanks so much.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman & CEO
Janet, the AUR increase in the flagships, it is a complex issue because mix is involved.
Janet Kloppenburg — JJK Research — Analyst
Right.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman & CEO
We are studying this very hard. Clearly in our whole business we mix the fourth quarter to more outerwear because we are heavily invested in outerwear. We’re heavily invested in fur — fur, sherpa, etc., which skews the AUR higher. Cashmere is not an issue in flagships because we don’t have very much of it and we don’t sell very much, but there is a mix issue.
It is not clear to me at this point that that has affected us in the flagship volumes.We are studying it very carefully. It is not clear. My first instinct is that that has not been the problem, and we are looking at a lot of statistics. But having said that, we are being more careful with the mix and the AUR going into spring, in case that is not true.
Janet Kloppenburg — JJK Research — Analyst
Mike, are you seeing any cannibalization of Hollister to the A&F stores in Europe at all?
Mike Jeffries — Abercrombie & Fitch Co. — Chairman & CEO
Of A&F?
Janet Kloppenburg — JJK Research — Analyst
Hollister openings affecting the flagships. For instance, in Milan, you have got a couple of Hollister stores now around the Milan flagship, same with London, more Hollister openings. Could that be affecting the A&F (multiple speakers) ?

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FINAL TRANSCRIPT
Nov. 16. 2011 / 1:30PM, ANF — Q3 2011 Abercrombie & Fitch Co Earnings Conference Call
Earnings Conference Call
Mike Jeffries — Abercrombie & Fitch Co. — Chairman & CEO
That is very astute. Some and there is some cannibalization of flagship to flagship. When we opened in Paris, we were hit by a significant number in the London flagship. I don’t want to overreact to this because I think it is normal, we have expected it, but we are reacting as if that is not happening and we are running the best business we can because of it. But that is a very, very astute question.
Janet Kloppenburg — JJK Research — Analyst
Okay, so it is something you are examining and it is something that you have contemplated in your $4.75 guidance?
Mike Jeffries — Abercrombie & Fitch Co. — Chairman & CEO
Absolutely.
Janet Kloppenburg — JJK Research — Analyst
Okay. And Jonathan, on the inventory? Also, if you guys could address the Canada and Japanese flagships and what you might be doing to stem some of the profitability losses there. Thanks.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman & CEO
Let’s go to Japan. We have two stores in Japan, as you know. Ginza, we are redoing or eliminating an off-site stockroom, bringing it on-site, which will absolutely improve the profitability of that store. That is our focus. Fukuoka is a problem store that we would rather not have and we are working to that end.
Operator
Liz Dunn, Macquarie.
Liz Dunn — Macquarie Research — Analyst
Hi, hello. So I guess just a couple of points of clarification. In terms of the plan to increase AURs going forward or the comment that the third quarter got a little too low in the US, does that mean that you will be looking for a moderation in the comps and more gross margin going forward? How do you sort of weigh the acceleration that you saw in the US business in the third quarter with obviously your thoughts that prices weren’t appropriate?
And then just a follow-up on your comment regarding buybacks, you said you didn’t buy back that much in the third quarter, but you would get back to normalized levels. What does normalized levels mean? Does that mean you will look at that $350 million minimum cash balance that you like to run with and be more aggressive about buying back above and beyond that?
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
Yes, let me take the second part first here. The parameters for buybacks are what we have said in the past. We are not going to go or we don’t have any plans to go below that net $350 million cushion. We plan to at least offset equity plan issuances and where we end up between those two guardrails would depend on market conditions and if we see opportunities to buy stock at prices which we think are attractive lined up with those other factors then we will continue to do that.

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FINAL TRANSCRIPT
Nov. 16. 2011 / 1:30PM, ANF — Q3 2011 Abercrombie & Fitch Co Earnings Conference Call
In terms of the AUR, one important distinction is the comment we made about modest increases again was a reference to the US chain stores. As Mike alluded to a second to go, in the flagships, we are likely to be going the other way, that the increases will be somewhat less in the spring than we had in the fall. But baked into our objective to hit those productivity goals we have talked about for US chain stores in the past is the assumption that we would get to somewhat modestly positive AURs in 2012.
Liz Dunn — Macquarie Research — Analyst
But do you expect that to have an impact on your comp because one of the points of good news in the third quarter was the acceleration in the US business. But if you said it came at a cost that that was — that’s not sustainable going forward. How do you feel about your ability to drive the US business if prices are coming up?
Mike Jeffries — Abercrombie & Fitch Co. — Chairman & CEO
Very good. As I said, we think we left dollars on the table and we really gave some margin away. We will continue to drive for productivity in the US stores and we think we could do so with a little moderation in the AUR.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
And just to add to that, Liz, we are assuming some moderation actually in the comp rate in 2012 for those US chain stores relative to what we have been running the last couple of quarters.
Liz Dunn — Macquarie Research — Analyst
Okay, great. Thanks.
Operator
Brian Tunick, JPMorgan.
Brian Tunick — JPMorgan — Analyst
Thanks, morning, guys. I guess first on the international side, I guess, Jonathan, so on those four-wall margins that you talked about, I think we would like to know what kind of comp declines would it take to really impact that cushion you have on those returns? And then maybe, Mike, just talk a little more about the US, particularly in that sort of more value space that Hollister operates in. What are you thinking as you look at the landscape right now as we head into holiday and next year and sort of again what gives you that confidence that you can maybe get some more price? It just seems very competitive in that space.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
I guess on the first part, it is sort of hard to generalize because every store is different and some of them are beating their original projections more than others. As a reminder, when we approve a new store, we approve it based on what we think is a conservative volume and with a couple of exceptions for brand-new markets where we have less visibility, it needs to at least be achieving that 30% four-wall for Hollister and we typically look for it to be somewhat higher for a flagship.
As you know, and as we have discussed in the past, generally those stores have run well ahead of those initial projections.They have comped positively after running ahead of the projections. So on average, we have a significant amount of room for those productivity levels to come down and still be operating at very healthy four-wall margins, but it is hard to generalize about that given that it clearly varies store by store.

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FINAL TRANSCRIPT
Nov. 16. 2011 / 1:30PM, ANF — Q3 2011 Abercrombie & Fitch Co Earnings Conference Call
Brian Tunick — JPMorgan — Analyst
Is there a maturity curve that you’ve seen at these Hollister stores that have been open now two or three years that maybe you can share with us?
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
Not really. I mean there is no sort of clear pattern there that we can point to, where we can say they peak after a certain period of time. I don’t think we can say that at this point.
Brian Tunick — JPMorgan — Analyst
Okay. And then how about, Mike, just some thoughts on the US value channel.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman & CEO
I think it will continue to be a promotional business. Why do I have faith that we will continue to do well there? I think that we look very good for Christmas. I think let’s get back to basic merchandising. I think we are invested in the right categories and the right depth and we will see what happens.
Operator
Jennifer Black, Jennifer Black and Associates.
Jennifer Black — Jennifer Black & Associates — Analyst
Good morning. I have a couple questions. My first question, I am curious, Mike, graphic Ts have been soft for a number of retailers and I wondered what your thoughts were and your thoughts about logos. It seems like kids don’t want to wear huge logos. And then I also wondered if you could talk about — you have a significant cash position and would you consider making an acquisition of an established competitor like with the likes of somebody like Jack Wills? Thank you.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman & CEO
Let’s talk about logos. Logos are an ongoing part of our business. We constantly try to make them more subtle. We constantly try to promote left chest icons and less aggressive logoing. It has been part of our business concept for a long time. Having said that, we continue to sell logowear. Although graphic T-shirts are relatively weak, fleece is relatively strong and fleece is a logo business. So the conversation — my kids don’t want to wear logos anymore — I have heard that for a long time, but the fact is they want to continue to wear logos, but it is a good question.

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FINAL TRANSCRIPT
Nov. 16. 2011 / 1:30PM, ANF — Q3 2011 Abercrombie & Fitch Co Earnings Conference Call
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
I guess on the second part, Jennifer, we think we have got a long runway with our current strategy and we think the return on investment from investing in our own growth is going to be the greatest return we can get for our capital, certainly for the foreseeable future.
Jennifer Black — Jennifer Black & Associates — Analyst
Great. Could you also give a little bit of color on Gilly Hicks?
Mike Jeffries — Abercrombie & Fitch Co. — Chairman & CEO
We think Gilly Hicks is doing very well; it is on track. It is on our roadmap track. I think we are continuing to make progress in the bra and underwear category, which is where we have set our goals to become very good. I think that positioning of the brand has gotten clearer, it is clear who the target customer is. Her taste levels are aspirations and I think you can see that in the stores today.
Operator
(Operator Instructions). Anna Andreeva, FBR.
Anna Andreeva — FBR Capital Markets — Analyst
Great, thanks. Good morning, guys. Could you talk about performance of your flagships domestically, just any change that you are seeing there versus the second quarter? Was hoping you could also address performance of your tourist stores in the US. Have you guys seen a softer environment there at all?
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
The tourist stores held up very well during the quarter. We saw a little bit of softening in 5th Avenue, not as much frankly as we had seen in the European flagship stores. But in general, the US tourist stores held up very well from a comp basis and from a profitability standpoint. I think, as you know, as we’ve talked about in the past, if you look at our top tranche of stores, they have generally outperformed the chain stores consistently over time and have remained very profitable and comparable to the profitability we have seen in Europe and there is no change to that overall picture.
Anna Andreeva — FBR Capital Markets — Analyst
Could you also talk about the impact from the store closures that you guys have seen domestically? Just our understanding has been there’s only a minimal impact to four-walls, but you are seeing productivity at adjacent stores improve. Is there maybe opportunity to accelerate some store closures into 2012?
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
Well, on the first part, we closed 65 stores last year and I think we had said that the average volume of those stores is about a million. Depending on where those stores were, we have now got a decent data read on how much of that volume transferred to other stores in the same mall or to nearby stores of the same brand. And that is something we are now using to look at future potential store closures.

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FINAL TRANSCRIPT
Nov. 16. 2011 / 1:30PM, ANF — Q3 2011 Abercrombie & Fitch Co Earnings Conference Call
On the second part of the question, I think as we clearly alluded to in our comments, we are looking at the potential for additional closures beyond the natural lease expirations that we have talked about in the 55 to 60 range.
Operator
Christine Chen, Needham & Co.
Christine Chen — Needham & Co. — Analyst
Good morning. Was wondering when you talk about maybe pulling back a little bit on promotions, will that be in the format of offering fewer category promotions, less percentage off entire purchase or being strategic about excluding more stores year-over-year from the promotions? Thank you.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman & CEO
I don’t think we can really comment on this, Christine, because it addresses our strategy. We would love to, but we can’t.
Christine Chen — Needham & Co. — Analyst
Then I also wanted to ask what do you think is happening in Canada? Other retailers have also called out Canada as a little weaker. Is there something specific you think is happening in Canada? I mean we all know what is going on in Japan?
Mike Jeffries — Abercrombie & Fitch Co. — Chairman & CEO
We wish we could tell you about Canada. We are looking at Canada in great depth. We are about to run some significant tests. We honestly don’t know.
Operator
Dana Telsey, Telsey Advisor Group.
Dana Telsey — Telsey Advisory Group — Analyst
Good morning, everyone. Can you talk a little bit about the US core business getting back to peak domestic levels of productivity? How do you see the runway for that, whether it is on product? And also just give us an update on men’s and women’s and anything on the cost side, even with store expenses, that you see as an ability to get you there? Thank you.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
I guess just to recap on what we said on that, Dana, in overall terms, we have said that our roadmap is to get back to 90% or slightly greater of peak productivity by next year. And we had said that would require us to sustain chain store comps that we saw in the first half of this year. We accelerated a little bit above that in this quarter, so we can afford, as I said a second ago, for that US chain store comp to come down a little bit and still hit our goal in 2012 and that is what is baked into our plans at this point. I guess men’s and women’s we said comped similarly for the quarter. I’m not sure there is really much else we can add in terms of color on the chain store comp.

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FINAL TRANSCRIPT
Nov. 16. 2011 / 1:30PM, ANF — Q3 2011 Abercrombie & Fitch Co Earnings Conference Call
Mike Jeffries — Abercrombie & Fitch Co. — Chairman & CEO
I think it is an indication that our content is good. Our men’s and women’s business is balanced. So we are not counting on a particular category or one or the other to drive improvement to this number.
Operator
Edward Yruma, KeyBanc Capital Markets.
Edward Yruma — KeyBanc Capital Markets — Analyst
Thanks very much for taking my question. Can you give us a quick update on Gilly Hicks, particularly as it relates to your international operations? Thanks.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
Mike just talked a little bit about Gilly. With regard to international, we haven’t been specific on that. We have the one store in London, which opened a year ago. We are opening in Germany with Gilly in December. That will be our second international store. We haven’t spoken more broadly about that.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman & CEO
And we are opening another UK store in Cardiff in December, but that is all we have announced.
Operator
Paul Lejuez, Nomura.
Paul Lejuez — Nomura Securities — Analyst
Thanks, guys. Anything that you guys are seeing now, whether it be macro or the cannibalization, Mike, that you spoke of that makes you rethink the right number of flagships to be opening each year? And also wondering, on the flagships, you said it was seemingly a transactions issue and a traffic issue, but I’m wondering what happened to average ticket or UPTs in the flagships in London and Milan. Thanks.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
I guess on the first part of the question, Paul, we don’t have any change to the plans for the overall number of flagship locations that we have talked about through 2015. Some of the individual locations may move in and out, but in total we don’t foresee any change to that based on anything we have seen. So I think that that answers that part. I think in terms of the average ticket in London and Milan, we typically don’t get into that level of detail, so I am not sure there is much else we can tell you on that.
Operator
Barbara Wyckoff, CLSA.

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FINAL TRANSCRIPT
Nov. 16. 2011 / 1:30PM, ANF — Q3 2011 Abercrombie & Fitch Co Earnings Conference Call
Barbara Wyckoff — CLSA — Analyst
Hi, everyone. Can you talk about specifics on the Mainland China opening in fourth quarter? I think they are in Beijing and maybe Shanghai and then just talk about the holiday 2010 timing of the product flow.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
Yes, I guess we have — I think we are going to have three openings in China in the fourth quarter. One of them is in Shanghai, another one is in Beijing. To your point, clearly this is our first step into Mainland China, so we are very interested to see what happens there. We are frankly very excited about the openings, but there is really not much else we can tell you until we have actually opened those stores.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman & CEO
And the second part of the question, Barbara, I didn’t understand that — holiday product flows?
Barbara Wyckoff — CLSA — Analyst
The product flow. When are you flowing goods — typically you flow them before Black Friday and one spread around Christmas to capture gift cards. Is that about the same as last year?
Mike Jeffries — Abercrombie & Fitch Co. — Chairman & CEO
We have set the holiday set; that was three weeks ago. We will be flowing more product into the stores December week one. That is the last Christmas flow, holiday flow.
Operator
Michelle Tan, Goldman Sachs.
Michelle Tan — Goldman Sachs — Analyst
Great, thanks. Hey, guys, I was wondering if you could talk a little bit about the flexibility that you have to manage to the macro issues in Europe and Asia. How do you manage inventory levels in those stores and what flexibility do you have on the expense line? Jonathan, it looks like you are expecting better performance on stores and distribution, non-occupancy stores and distribution in Q4 versus Q3. So I am curious if that is you managing variable expense at all or what flexibility there is in that line item. Thanks.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
I guess on the last part, Michelle, I think it is partly just a function of scale and the impact of the additional volume we are adding in Q4 is helping with that. But we continue to look very hard at all expenses and we have been looking very hard at expenses into 2012, particularly preopening expense. That was a number we had called out earlier in the year as being very significant to ‘12 and that does look as though it is going to be quite a bit lower than we had originally thought. But in general, we are continually looking to be as efficient as we can from an expense standpoint. Not sure there is really much else we can say on that.

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FINAL TRANSCRIPT
Nov. 16. 2011 / 1:30PM, ANF — Q3 2011 Abercrombie & Fitch Co Earnings Conference Call
In terms of inventory in Europe and Asia, in Europe, we do have the ability to bring inventory back from Europe to the US if we need to. So that gives us some ability to manage around that and obviously, we can always send it the other way if the situation is reversed. So we do have flexibility around that.
Operator
Omar Saad, ISI Group.
Omar Saad — ISI Group — Analyst
Thanks, good morning. The macro issues in Europe are obviously hitting a lot of the companies that we follow. You are certainly not alone in that respect. Although one interesting thing that we have been hearing is that, for some of these brands that are big in Europe, there has been a dichotomy between the secondary European markets and the big flagship, tourist, gateway markets, whatever you want to call them, where the business has held up a lot better.
And I wonder for you guys, which obviously that is where your key flagships are, does that reflect maybe you’re not getting as much as the Chinese or Asian tourists in Europe as some of these luxury brands are? And does that reflect perhaps that the brand is still not as well-known in Asia or that the brand maybe doesn’t translate as well in Asia? Just any thoughts around that in terms of how you think about it.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
I think we have spoken about this in the past. The level of penetration of Chinese and other Asian customers in our flagship stores is probably lower than some of the other brands you are thinking of. So I think we would regard that as an opportunity as we have greater awareness in China and through Asia of the brands.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman & CEO
But I think that is a very astute question. I think that is correct, but we believe it is an awareness issue, not a relevance issue.
Operator
Kimberly Greenberger, Morgan Stanley.
Kimberly Greenberger — Morgan Stanley — Analyst
Great, thank you. Good morning. Mike, I am wondering if you can just talk to us about your philosophy on how to manage your US chain stores to a higher productivity level. In other words, if you start to pull back on some of the promotions and you see that comp run rate turn flattish or even slightly negative, do you have a sort of backup plan where you are willing to compromise a little bit on your gross margin rate to continue to driver that productivity higher? Or are you rather prioritizing getting a better margin, merchandise margin out of those stores? If you could just help us understand your approach, that would be great.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
Clearly, our focus this year has been on driving the productivity and we kept the foot on the pedal this quarter. And I think as we have implied in some of our other comments, our focus is going to be more now on getting the gross margin rate back up in those US chain stores in 2012 through a combination of modest AUR increases and then the costing benefit that we are expecting to see in the back half of the year allied with some benefit from closures.

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FINAL TRANSCRIPT
Nov. 16. 2011 / 1:30PM, ANF — Q3 2011 Abercrombie & Fitch Co Earnings Conference Call
Operator
Erika Maschmeyer, Robert W. Baird.
Erika Maschmeyer — Robert W. Baird — Analyst
Thanks. Just following up on that, could you talk a little bit more about your gross margin assumptions for Q4 in terms of AUR and AUC given that you are planning on being incrementally more focused on gross margin versus productivity?
And then also just a follow-up on your European stores, your international stores, could you give us a sense of what London, Tokyo and Milan are annualizing now? I think you said over $200 million in the past and I know you won’t comment on individual stores, but could you also give us a sense of the magnitude of your European A&F flagship comps as a group?
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
Erika, on the first part of the question, the comment on gross margin is looking into 2012. For the fourth quarter, as we said on the prepared comments, we are anticipating similar gross margin rate erosion to Q3, but I can’t really break that out between AUC and AUR. That’s not a level of detail we can go into.
In terms of London, Tokyo and Milan, they are not far off that same $200 million number we gave a year and a half or so ago.
Operator
Lorraine Hutchinson, Bank of America.
Lorraine Hutchinson — Bank of America-Merrill Lynch — Analyst
Thank you, good morning. I just wanted to follow up on some of the earlier inventory questions. I know there is a lot of noise around store openings this quarter and next quarter. If you exclude that, can you just maybe talk about the run rate and how you are planning your inventory for existing stores?
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
Yes. Hi, Lorraine. We obviously plan for all of the different components of our business in terms of the overall level of inventory. I guess I’m not really sure what else we can tell you about the specifics of that. When we look at the higher rate of inventory increase at the end of the year, that takes into account the run rate of our like stores, as well as the inventory we need to add to support DTC and support clearly the international stores. I’m not sure there is really much else we can really add to that, but it is a very detailed planning process we go through to determine these inventory levels.
Operator
Robin Murchison, SunTrust Robinson Humphrey.

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FINAL TRANSCRIPT
Nov. 16. 2011 / 1:30PM, ANF — Q3 2011 Abercrombie & Fitch Co Earnings Conference Call
Robin Murchison — SunTrust Robinson Humphrey — Analyst
Thanks. Jonathan, just want to check and see if there is anything else you might add to costs that you are watching in the new year, up or downward impact other than raw material. Thank you.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
For 2012?
Robin Murchison — SunTrust Robinson Humphrey — Analyst
Yes, yes.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
Well, clearly, the big year-over-year favorability from middle of second quarter onwards is going to be in the cotton raw materials piece. I think the other pieces, as we said in the past, are still moving upwards, including labor costs and the effect over time of the currency. But we now have visibility on the impact of the raw materials piece year-over-year to have the confidence that, as Mike said earlier, our year-over-year average unit cost is going to be actually down netting those different effects.
Operator
David Glick, Buckingham Research Group.
David Glick — Buckingham Research — Analyst
Thank you for taking my question. Perhaps I missed it, but could you tell us, Jonathan, what the aggregate international comp was in the third quarter? We know the flagships are negative and Hollister positive. I’m just trying to get a sense of how that aggregates and the type of assumptions you are factoring in on the international comp side heading toward that $4.75 goal in 2012.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
We haven’t given an aggregate comp number, David and frankly, I’m not sure how meaningful it is. You have got a lot of different moving parts being Japan and Canada and the flagships and Hollister in Europe and it is also still — some of those pieces on a pretty small base, so that isn’t something we have broken out.
Broadly speaking, in terms of looking forward, when we look at our non-promotional stores, we are assuming certainly a lower comp rate than we are for the chain stores for 2012 baked into that $4.75 objective.
Operator
Jeff Black, Citi.

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FINAL TRANSCRIPT
Nov. 16. 2011 / 1:30PM, ANF — Q3 2011 Abercrombie & Fitch Co Earnings Conference Call
Jeff Black — Citi — Analyst
Thanks. So, Jonathan, on the flagships, on the flagships that are comping negative, if you annualize that, are they still at 40% run rates? What is the profit, four-wall profit of those two stores if we just assume now goes through the end of the year? And on Japan, where is the four-wall there and is any improvement baked into the assumptions of the $4.75 or no on that one? And finally on the domestic AUR, can you tell us what the domestic AUR was in terms of decline for 3Q? Thanks.
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
Jeff, on the first part, we really don’t again get into the specifics of individual stores. I think, as I alluded to earlier on, all three stores are running at 40% or greater four-wall during the third quarter. I don’t think there is anything else we can really add on that.
In terms of any improvements — the Japanese four-wall is clearly significantly lower than that, and we are working on it, as Mike talked about. We haven’t baked in any improvements relative to what we are currently seeing in Japan. And then I think I missed the third part.
Jeff Black — Citi — Analyst
That’s the AUR? What was it down in 3Q just on the domestic base?
Jonathan Ramsden — Abercrombie & Fitch Co. — EVP & CFO
Again, we haven’t broken that out specifically.
Operator
That is all the time we have for questions today. This concludes today’s conference and we thank you for your participation.
Mike Jeffries — Abercrombie & Fitch Co. — Chairman & CEO
Thank you.
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